INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No.119 to Registration Statement (No. 2-67052) on Form N-1A of Forum Funds of our reports for The Advocacy Fund and DFDent Premier Growth Fund each dated August 9, 2002 in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 28, 2002